UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 11, 2026

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 West 23rd Street
New York, New York 10010
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of approximately $46.00 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2026, BuzzFeed, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Allen Family Digital, LLC (the “Purchaser”), an affiliate of Byron Allen’s family office, pursuant to which the Purchaser agreed to purchase 1,700,000 newly issued shares of the Company’s Class A common stock (the “Shares”). The Purchaser paid a price of $1.06 per share, which represents the closing price on September 10, 2026 as reported by The Nasdaq Stock Market LLC. This transaction provides approximately $1.8 million in consideration.

Mr. Byron Allen Folks, the Chairman of the Company's Board of Directors (the "Board"), and Founder, Chairman, and CEO of the Purchaser and the Purchaser as the Company’s controlling shareholder are both related-parties and this Agreement qualifies as a related party transaction. Mr. Folks disclosed his interest and abstained from consenting to, voting on or otherwise approving the Agreement. The audit committee approved the related party transaction pursuant to the Company’s related party transaction policy. The four disinterested directors approved the Agreement after determining in good faith that its terms are fair and reasonable to, and in the best interests of, the Company and its stockholders.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosures contained in Item 1.01 of this Current Report on Form 8-K regarding the Agreement are incorporated herein by reference.

The Shares are to be issued to the Purchaser as of September 11, 2026 pursuant to the Agreement. This issuance is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Share Purchase Agreement dated September 11, 2026 by and among BuzzFeed, Inc. and Allen Family Digital, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	9/16/2026
BuzzFeed, Inc.

		By:	/s/ Matthew Omer
Name: Matthew Omer
Title: Chief Financial Officer